UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: June 24, 2005

Commission File Number: 0-22325

INFORMATION ARCHITECTS CORPORATION
(Exact name of registrant as specified in its chapter)

NORTH CAROLINA	87-0399301
(State or other jurisdiction of incorporation)	IRS Employer Identification No.)

PROSPECT PARK I, 5229 NW 33RD AVENUE,
FORT LAUDERDALE, FLORIDA
(Address of principal executive offices) (Zip Code)

(954) 486-8835
(Registrant’s telephone number, including area code)

6500 SW 15th Ave, Suite 300,
Ft. Lauderdale, FL 33309
(Former name or former address, if changed since last report)

Item 1.01 Entry into a Material Definitive Agreement

On June  8, 2005 Information Architects entered into a lease agreement with Prospect Park Realty LLC, a Delaware limited liability company, for 2,171 square feet of office space at 5229 NW 33rd Avenue, Fort Lauderdale Florida 33309. There are no other material relationships between the registrant and its affiliates with Prospect Park Realty.

The lease term is for 37 months. For year one the rent is $1,809 per month, for year two $1,882 per month and for year three $1,957.52 per month, plus applicable tax.

Item 5.03 Amendments To Articles of Incorporation

On June 16, 2005, the registrant approved amendments to the articles of incorporation, which amendments were then filed with the North Carolina Secretary of State. The sole purpose of the amendments were to increase the number of authorized shares of common stock from 500,000,000 to 2,000,000,000 shares, and to increase the number of authorized shares of preferred stock from 5,000,000 shares to 500,000,000 shares.

Iten  9.01.      Financial Statements and Exhibits

             (c)         Exhibits.
Exhibit No.	Description

10	Lease date June 8, 2005

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, there unto duly authorized.

Information Architects Corporation By: /s/ William Overhulser, COO William Overhulser, COO

Date: June 24, 2005